Exhibit 10.1

SEPARATION AGREEMENT, GENERAL RELEASE
OF CLAIMS AND WAIVER

The following shall evidence the agreement between Yuma Energy, Inc., its subsidiaries and affiliates (“Yuma” or “Company”) and Kirk F. Sprunger (“Employee”) (Yuma and Employee are sometimes collectively referred to herein as the “Parties”) for the termination of that certain Employment Agreement entered into between the Parties on June 1, 2012 (the “Employment Agreement”).  This Agreement will become effective when signed by the Parties (“Effective Date”).

WHEREAS, the Parties executed an Employment Agreement with an effective date of June 1, 2012 which set forth the terms and conditions of Employee’s employment with Yuma;

WHEREAS, the Company and Employee entered into a Restricted Stock Agreement dated June 1, 2013 as amended and restated by the Amended and Restated Notice of Restricted Stock Award and Amended and Restated Restricted Stock Agreement dated August 1, 2014 and as assumed by the Company in connection with the closing of the Merger Agreement (the “June 2013 RSA Agreement”);

WHEREAS, the Company and Employee entered into a Notice of Restricted Stock Award and Restricted Stock Agreement dated May 20, 2014 as assumed by the Company in connection with the closing of the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of August 1, 2014 (the “Merger Agreement”), by and among the Company, Yuma Energy, Inc., a Delaware corporation, and two wholly-owned subsidiaries of the Company (the “May 2014 RSA Agreement”);

WHEREAS, the Company and Employee entered into a Notice of Restricted Stock Award and Restricted Stock Agreement dated August 18, 2015 (the “August 2015 RSA Agreement”);

WHEREAS, the Company and Employee entered into a Notice of Stock Appreciation Rights dated August 18, 2015 (the “SAR Agreement”), which provided for 104,639 SARs to vest on May 31, 2016 and 209,278 SARs to vest after May 31, 2016 (“Post-May 2016 SARs”);

WHEREAS, the Company and Employee entered into a Notice of Restricted Stock Award and Restricted Stock Agreement dated October 5, 2015 (the “October 2015 RSA Agreement” and collectively with the June 2013 RSA Agreement, the May 2014 RSA Agreement the August 2015 RSA Agreement, the “RSA Agreements”);

WHEREAS, the RSA Agreements provide for a total of 31,303 restricted shares of common stock, no par value per share (the “Common Stock”), of the Company, with a vesting date of December 31, 2015 (the “December 2015 Restricted Shares”), a total of 14,137 restricted shares with a vesting date of January 1, 2016 (the “January 2016 Restricted Shares”), a total of 127,784 restricted shares with a vesting date of May 31, 2016 (the “May 2016 Restricted Shares”) and a total of 269,702 restricted shares with a vesting date after May 31, 2016 (the “Post-May 2016 Restricted Shares” and collectively with the December 2015 Restricted Shares, the January 2016 Restricted Shares and the May Restricted Shares, the “Restricted Shares”);

WHEREAS, the Parties now wish to terminate the Employment Agreement in accordance with the terms and conditions set forth in this Separation Agreement, General Release of Claims and Waiver (the “Release Agreement and Waiver”) and to reach agreement on all claims by Employee arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of these recitals and the promises set forth in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

1.	Employment status
Employee’s final day of employment with the Company will be December 15, 2015 (“Termination Date”).

2.	Severance Benefits
In consideration for Employee’s execution of this Release Agreement and Waiver, the Company will make payments to Employee as set forth herein. The payments will be made over a period from December 16, 2015 through August 31, 2016, will be paid at two-thirds (2/3rds) of the rate Employee received while employed ($3,750.00 per week, which is two-thirds of $5,625.00 per week), and will be paid semi-monthly through the Company’s normal payroll procedures, subject to required or permitted withholdings, beginning with the December 31, 2015 payroll and continuing through the August 31, 2016 payroll.  Payments will continue to be made by direct deposit.

Employee hereby acknowledges and agrees that Employee would not be entitled to certain of the payments and benefits provided for in this Agreement upon the termination of Employee’s employment with Company on the Termination Date in the absence of this Agreement.

3.      Consulting Agreement
The Parties agree to enter into a consulting agreement, attached hereto as Exhibit A (“Consulting Agreement”) for the period December 16, 2015 through May 31, 2016.

4.      Group Insurance Benefits
The Company agrees to pay for Employee’s and Employee’s current dependents’ medical and dental group insurance benefits through December 31, 2015, at which time Employee and all covered dependents will be eligible for continued medical and dental coverage under COBRA.

5.      Accrued Vacation
On the November 30, 2015 payroll, the Company will include payment for Employee’s unused vacation days accrued through the final day of employment.  The parties agree that the accrued unused vacation days total 21.01, for a total of $23,636.25 in vacation pay.

6.      401(k) Plan

The Company will not deduct any 401(k) contributions from Employee’s severance pay. Employee will retain any funds currently in his 401(k) account, and will have the option to keep his account with the Company’s 401(k) plan, or rollover the funds to another company’s plan or individual retirement account.

7.      Restricted Shares and Stock Appreciation Rights
On the Effective Date of this Agreement, Employee’s RSA Agreements and SAR Agreement are amended to provide that, notwithstanding the termination of Employee’s employment with the Company, the Restricted Shares and Stock Appreciation Rights scheduled under the RSA Agreements and SAR Agreement to vest through May 31, 2016 will vest as scheduled as long as Employee is providing substantial consulting services to Company pursuant to the Consulting Agreement as of each vesting date.  The SAR Agreement is further amended to provide that the Expiration Date of that agreement is November 30, 2016.

The RSA Agreements set forth the Company’s and Employee’s obligations with regard to Employee’s tax liability and to the payment of withholding taxes with respect to the Restricted Shares.  Employee understands that the Restricted Shares are includible in Employee’s income, and that the Company’s obligation to withhold applicable withholding taxes with respect to the value of the Restricted Shares occurs on the vesting dates.  Employee further agrees to satisfy the entire tax withholding obligation within seven (7) days of each vesting date by paying to the Company cash or other good and marketable funds (in the form of a cashier’s or certified check, wire transfer or other funds as approved in the sole discretion of the Company). Failure by Employee to comply with this obligation will be a breach of this Agreement, and the Company’s obligation to notify the transfer agent of the vesting of the Restricted Shares is contingent upon Employee fulfilling his obligations pursuant to this paragraph.  The parties agree that Employee remains bound to the Company’s Insider Trading Policy and associated Blackout Periods through the filing with the Securities and Exchange Commission of the Company’s 2015 year end results.

The Post-May 2016 Restricted Shares and the Post-May 2016 SARs are hereby immediately forfeited and cancelled.

8.      Overriding Royalty Interests
Employee will receive assignments of overriding royalty interests in accordance with the terms of the Employment Agreement, as set forth in Exhibits B and C hereto.

9.      Annual Incentive Plan
Employee will receive no further bonuses under the Company’s Annual Incentive Plan, and will receive no partial award for the year ending December 31, 2015.

10.      Confidentiality
Employee agrees that he will not use or disclose to any persons, firms, corporations, governmental entities or agencies or other entities any confidential or privileged information relating to the Company or any of its activities, including without limitation information about current or future projects, marketing information, financing and other financial information, business plans, customers, trade secrets, and personnel information (including employee names, home addresses, phone numbers, compensation, or job descriptions or responsibilities).

Employee will not reveal the negotiation or existence of this Release Agreement and Waiver or its terms to anyone, except to enforce this Release Agreement and Waiver, as required by law, or to an attorney, financial advisor, accountant or other professional who has agreed to keep the existence and terms of this Release Agreement and Waiver confidential.

The commitments to confidentiality set forth in this Section 10 are an essential part of the consideration for the Company to enter into this Release Agreement and Waiver and breach of any of these commitments would constitute a material breach of this Release Agreement and Waiver.

11.      Continuing Obligations
Employee covenants and agrees that he has continuing obligations to Company pursuant to Articles XIII and XIV of the Employment Agreement, including but not limited to the non-disclosure of information, which lasts forever, and non-solicitation obligation, which last for two years from the Termination Date, which obligations shall continue in full force and effect, whether this Agreement becomes effective or not.

12.	Waiver, Release and Covenant Not to Sue
Employee for himself and his heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter, collectively referred to as “Releasors”), hereby forever releases and discharges the Company, and any of the Company’s past, present, or future parent entities, partners, subsidiaries, affiliates, divisions, employee benefit and/or pension plans or funds (including such funds’ administrators, fiduciaries, trustees and service providers), insurers, successors and assigns and any of its or their past, present or future officers, directors, attorneys, agents, trustees, administrators, employees, or assigns (whether acting as agents for the Company or in their individual capacity) (collectively referred to herein as “Releasees”) from any and all legally waivable claims, grievances, injuries, controversies, suits, arbitrations, debts, liabilities, demands, obligations, liens, liabilities, promises, acts, agreements, expenses, damages, attorneys’ fees, costs, actions and causes of action (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), or any right to any monetary recovery for any other personal relief, of any kind whatsoever, whether known or unknown, by reason of any act, commission, transaction or occurrence which Releasors ever had, now have or hereafter can, shall or may have against Releasees up to and including the Effective Date of this Release Agreement and Waiver; provided that nothing herein releases the Releasees from their obligation under this Release Agreement and Waiver.

Without limiting the generality of the foregoing, Releasors hereby release and discharge Releasees from:

(a)           Any and all claims relating to Employee’s recruitment, hire, or employment  with Company or any of its affiliates, the terms and conditions of such employment, termination from such employment and/or any employee benefits relating to his employment;

(b)           Any and all claims for monetary damages and any other form of personal relief under any federal, state or local statute or ordinance, including without limitation, any and all claims arising under Chapter 21 of the Texas Labor Code, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Equal Pay Act (EPA), the Employee Retirement Income Security Act (ERISA), the Family and Medical Leave Act (FMLA), the Immigration Reform and Control Act, the Americans with Disabilities Act of 1990 as amended (ADAA), the Rehabilitation Act of 1973, the National Labor Relations Act (NLRA), any Texas statutes governing the employment relationship, including  but not limited with respect to discrimination and harassment, equal or civil rights, or the payment of wages, federal or state common law, and any other applicable federal, state or local statute, regulation or ordinance, all as amended from time to time.

(c)           Any offense for wrongful discharge and/or breach of contract and/or any claims for bonuses, stock, equity, or deferred payments;

(d)           Any and all claims for attorneys’ fees, costs, disbursements and the like; which Releasors ever had, now have or hereafter can, shall or may have against Releasees for, upon or by reason of any act, omission, transaction or occurrence up to and including the date Employee executes this Release Agreement and Waiver.

Unknown Claims.  In waiving and releasing any and all claims against the Releasees, whether or not now known to Employee, Employee understands that this means if he later discovers facts different from or in addition to those facts currently known by him, or believed by him to be true, the waivers and releases of this Agreement will remain effective in all respects – despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if he had prior knowledge of such facts.

Exceptions.  The only claims that are not being waived and released by Employee under this Section are claims Employee may have for unemployment, state disability, and/or paid family leave insurance benefits pursuant to the terms of applicable state law; violations of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, are not waivable; and any wrongful act or omission occurring after the date Employee signs this Agreement.

Government Agency Claims Exception.  Nothing in this Agreement prevents or prohibits Employee from filing, cooperating, or assisting in any government investigation or proceeding.  Notwithstanding the foregoing, Employee represents that he has not made any legal claim against Yuma, and he agrees to waive his right to recover monetary damages in any charge, complaint or lawsuit filed by him or by anyone on his behalf.

13.	Knowing Voluntary Waiver
Employee understands and agrees that: (a) he has carefully read this Release Agreement and Waiver in its entirety; (b) he has had an opportunity to consider the terms of this Release Agreement and Waiver; (c) he fully understands the significance of all the terms and conditions of this Release Agreement and Waiver; (d) he has discussed it with his independent legal counsel; (e) he has answered to his satisfaction any questions he has asked with regard to the meaning of significance of any provision of this Release Agreement and Waiver; and (f) he is signing this Release Agreement and Waiver voluntarily and of his own free will and assents to all the terms and conditions contained herein.

14.    Return of Property
Employee affirms that on or before December 15, 2015, he will return to the Company all documents, records, customer/client lists, data, or other non-public information that is recorded in any manner and was furnished to him or produced by him in connection with his employment, with the exception of documents relating to compensation or benefits to which he is entitled following the termination of his employment.  Employee also affirms that on or before November 30, 2015, he will return all Company property and equipment, including but not limited to computers, back-up tapes and laptops.  Further, Employee affirms that he will not make any attempts to access any Company data after his final day of employment.

15.      Mutual Non-Disparagement
The Parties agree that they will not make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices, or conduct of Company or Employee, or Company’s employees, directors, and officers.  The Parties understand and agree that each Party would be irreparably harmed by violation of this provision.

16.      No Admission
This Release Agreement and Waiver shall not in any way be construed as an admission by Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against Company.

17.	Dispute Resolution
Any enforcement of this Release Agreement and Waiver or any other future dispute between Employee and the Company or any of its former, current or future parents, subsidiaries or affiliates shall be first submitted to mediation, and if that is unsuccessful, then the dispute shall be finally resolved by arbitration under the procedures hereafter detailed.

A.      Mediation.  Mediation, as defined in Section 154-023 of the Texas Civil Practice and Remedies Code, shall be initiated by written notice from one party to the other.  The notice shall reasonably describe and identify the issues or claims to be mediated.  The other party can respond with a written notice of additional issues or claims.  The parties shall schedule a mediation to take place within 30 days from the receipt of the written notice of mediation, pursuant to the Mediation Procedures of the CPR International Institute for Conflict Prevention & Resolution (“CPR”) in effect on the Effective Date of this Release Agreement and Waiver.  Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.  All proceedings pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and any additional confidentiality protections provided by applicable law.

B.  Arbitration.

1.
If the dispute has not been resolved by the mediation provided for herein, it shall then be finally resolved by arbitration in accordance with the CPR Rules for Non-Administered Arbitration (the “CPR Rules”) in effect on the Effective Date of this Release Agreement and Waiver.  Either party may initiate the arbitration by filing its statement of claim within fifteen days after the mediation provided for herein.

2.
The arbitration shall be conducted and decided by a person mutually agreeable to the parties and knowledgeable and experienced in the type of matter that is the subject of dispute.  If the parties cannot agree on an arbitrator within fifteen days after arbitration has been initiated by the filing of the notice, then he/she shall be selected from the CPR Panel using the CPR Rules.

3.
The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. 1-16.  The arbitration shall occur in Houston, Texas, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

4.	If reasonably possible, arbitration shall be commenced within 30 days of the selection of the arbitrator. The arbitrator shall render the award not later than 30 days after the last hearing date.

5.
The arbitrator shall bill his or her fees and costs attributable to such binding arbitration in equal shares to the parties and each party shall bear its own attorneys’ fees and/or out-of-pocket costs expended by it.  If any party seeks to modify or overturn all or a portion of the arbitrator’s award and is unsuccessful, then the opposing party shall be awarded all of its reasonable attorneys’ fees incurred in the arbitration.  If it becomes necessary for a prevailing party to secure judicial confirmation of the award and to otherwise undertake legal action to collect an award, then such party shall be entitled to its reasonable attorneys’ fees and all costs for such action.

6.
No Punitive Damages.  No punitive damages are recoverable in the arbitration.  The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover any punitive or exemplary damages with respect to any dispute between them.

18.      Notices
All notices required or permitted under this Release Agreement and Waiver shall be in writing and shall be deemed delivered when delivered in person or by registered mail, return receipt requested in the United States mail, postage paid, addressed as follows:

Company:      Yuma Energy, Inc.
Attn:  Mr. Sam L. Banks
1177 West Loop South, Suite 1825
Houston, Texas  77027

Employee:      Mr. Kirk F. Sprunger
                                Address on file with the Company

Either party may change such addresses from time to time by providing written notice in the manner set forth above.

19.      Entire Agreement
Unless specifically provided herein, this Release Agreement and Waiver, including the Exhibits, contain all the understandings and representations between Employee and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including specifically the Employment Agreement entered into between the Parties on June 1, 2012.  In the event of any inconsistency between the statements in the body of this Agreement and the Employment Agreement, the RSA Agreements and/or the SAR Agreement, the statements in the body of this Agreement shall control. Neither Employee nor the Company shall be liable or bound to the other in any manner by any representations, warranties, or covenants except as specifically set forth in this Release Agreement and Waiver.  The Release Agreement and Waiver cannot be amended, modified or terminated, nor can any provision be waived, except pursuant to a written agreement executed by both Parties hereto.

20.      Amendment
This Release Agreement and Waiver may be modified or amended only if the modification or amendment is made in writing and is signed by both parties.

21.      Severability
In the event that any one or more provisions (or portion thereof) of this Release Agreement and Waiver is held to be invalid, unlawful, or unenforceable for any reason, the invalid, unlawful, or unenforceable provision (or portion thereof) shall be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful, and enforceable, consistent with the intent of Yuma and Employee in entering into this Agreement.  If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful, and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.

22.      Waiver of Contractual Right
The failure of either party to enforce any provision of this Release Agreement and Waiver shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Release Agreement and Waiver.

23.      Applicable Law
The laws of the State of Texas shall govern this Release Agreement and Waiver.

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Release Agreement and Waiver effective as of the date of the last signature below (the “Effective Date”).

YUMA ENERGY, INC.:

By: /s/ Sam L. Banks	Dated: December 15, 2015
Sam L. Banks, CEO & President

I HAVE READ THIS AGREEMENT.   I UNDERSTAND THAT I AM GIVING UP IMPORTANT RIGHTS.   I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY OF MY OWN CHOOSING DURING THE CONSIDERATION PERIOD, THE COMPANY HAS ADVISED ME TO UNDERTAKE SUCH CONSULTATION BEFORE SIGNING THIS AGREEMENT AND I HAVE DONE SO.   I SIGN THIS AGREEMENT FREELY AND VOLUNTARILY, WITHOUT DURESS OR COERCION.

Dated: December 15, 2015                                                                             /s/ Kirk F. Sprunger
                                Kirk F. Sprunger

EXHIBIT “A”
Kirk F. Sprunger Release Agreement and Waiver
Dated
December 15, 2015

(Attached hereto)

CONSULTING AGREEMENT

This Agreement is made this 15th day of December, 2015, by and between Yuma Energy, Inc. (the “Company”) and Kirk F. Sprunger (the “Consultant”).

WHEREAS, the Company desires that the Consultant provide advice and assistance to the Company in his area of expertise; and

WHEREAS, the Consultant desires to provide such advice and assistance to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant hereby agree as follows:

1.  Consulting Services

Subject to the terms and conditions of this Agreement, the Company hereby retains Consultant as a consultant to perform the consulting services specifically set out in Exhibit A attached to this Agreement and made a part hereof (hereafter referred to as the “Services”), as said Exhibit may be amended in writing from time to time, and Consultant agrees, subject to the terms and conditions of this Agreement, to render such Services during the term of this Agreement.  Consultant shall render services hereunder at such times and places as shall be mutually agreed by Company and Consultant.

These services shall include, but not be limited to, assistance with year-end Company financial and accounting needs in December 2015, with the Company 10-K to be filed in March 2016, and with the Company 10-Q to be filed in May 2016.

2.  Compensation and reimbursement.

In consideration of the services to be provided by Consultant to the Company hereunder, the Company shall pay to Consultant $130.00 per hour.  In addition, the Company shall reimburse Consultant for reasonable travel and other expenses Consultant incurs in connection with performing the Services.   Consultant shall bill Company on a monthly basis for all services and costs, and the invoice should include a description of services provided for each day billed.

3.  Independent contractor status.

The parties agree that this Agreement creates an independent contractor relationship, not an employment relationship.  The Consultant acknowledges and agrees that the Company will not provide the Consultant with any employee benefits, including without limitation any employee stock purchase plan, social security, unemployment, medical, or pension payments, and that income tax withholding is Consultant’s responsibility.  In addition, the parties acknowledge that neither party has, or shall be deemed to have, the authority to bind the other party.

4.  Confidential Information

(a)  The parties acknowledge that in connection with Consultant’s Services, the Company may disclose to Consultant confidential and proprietary information and trade secrets of the Company, and that Consultant may also create such information within the scope and in the course of performing the Services (hereinafter, subject to the exceptions below, “Company Confidential Information”).

(b)  Subject to the terms and conditions of this Agreement, Consultant hereby agrees that during the term of this Agreement and for a period of three (3) years thereafter: (i) Consultant shall not publicly divulge, disseminate, publish or otherwise disclose any Company Confidential Information; and (ii) Consultant shall not use any such Company Confidential Information for any purposes other than consultation with the Company.  Notwithstanding the above, the Company and Consultant acknowledge and agree that the obligations set out in this Paragraph 5 shall not apply to any portion of Company Confidential Information which:

(i)  was at the time of disclosure to Consultant publicly available;

(ii)  was already properly and lawfully in Consultant’s possession at the time it was received from the Company; or

(iii)  is required to be disclosed by law, regulation or judicial or administrative process.

(c)  Upon termination of the Agreement, or any other termination of Consultant’s services for the Company, all records, data and other documents pertaining to any Confidential Information of the Company, whether prepared by Consultant or others, and any material, specimens, equipment, tools or other devices owned by the Company then in Consultant’s possession, and all copies of any documents, shall be returned to the Company.

5.  Term

(a)  This Agreement shall remain in effect from December 16, 2015 through May 31, 2016 (“the Term”), unless sooner terminated as hereinafter provided.

(b)  This Agreement may be terminated by Consultant, with or without cause, upon thirty (30) days prior written notice to the Company; provided that Consultant shall, in accordance with the terms and conditions hereof, nevertheless wind up in an orderly fashion assignments for the Company which Consultant began prior to the date of notice of termination hereunder.

(c)  This Agreement may be terminated by Company during the Term only for Cause.  “Cause” shall be defined as any of the following:

1)  material breach of any term of this Agreement or any other contract between Employee and Company or material breach of any statutory duty, fiduciary duty or any other obligation Consultant owes the Company;

2) commission of an act of fraud, theft, embezzlement or other unlawful act by Consultant against or with respect to Company, its affiliates or customers or engaging in unprofessional, unethical or other intentional acts that materially discredit the Company as shall be reasonably determined to have occurred by the Board of Directors of the Company;

3)  conviction or plea of nolo contendere by Consultant of a felony by a court of competent jurisdiction;

4)  failure by Consultant to perform the services set forth in Section 1 above in a satisfactory manner if such failure  is not cured within thirty (30) days after written notice thereof is provided to Consultant by Company.

(d)  Upon termination of this Agreement for any reason, Consultant shall be entitled to receive such compensation and reimbursement, if any, accrued under the terms of this Agreement, but unpaid, as of the date Consultant ceases work under this Agreement.

6.  Other Agreements

The Consultant represents that to the best of his knowledge he has no agreement with, or any other obligation to, any third party that conflicts with the terms of this Agreement.  The parties agree that they shall not intentionally and knowingly enter into any such agreement.

7.  Choice of Law/Dispute Resolution.

Any controversy or claim arising out of or relating to this Agreement or the breach thereof between Consultant and the Company or any of its former, current or future parents, subsidiaries or affiliates shall be first submitted to mediation, and if that is unsuccessful, then the dispute shall be finally resolved by arbitration under the procedures hereafter detailed.

A.           Mediation.  Mediation, as defined in Section 154-023 of the Texas Civil Practice and Remedies Code, shall be initiated by written notice from one party to the other.  The notice shall reasonably describe and identify the issues or claims to be mediated.  The other party can respond with a written notice of additional issues or claims.  The parties shall schedule a mediation to take place within 30 days from the receipt of the written notice of mediation, pursuant to the Mediation Procedures of the CPR International Institute for Conflict Prevention & Resolution (“CPR”) in effect on the Effective Date of this Release Agreement and Waiver.  Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.  All proceedings pursuant to this paragraph are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence and any additional confidentiality protections provided by applicable law.

B.  Arbitration.

1.           If the dispute has not been resolved by the mediation provided for herein, it shall then be finally resolved by arbitration in accordance with the CPR Rules for Non-Administered Arbitration (the “CPR Rules”) in effect on the Effective Date of this Release Agreement and Waiver.  Either party may initiate the arbitration by filing its statement of claim within fifteen days after the mediation provided for herein.

2.           The arbitration shall be conducted and decided by a person mutually agreeable to the parties and knowledgeable and experienced in the type of matter that is the subject of dispute.  If the parties cannot agree on an arbitrator within fifteen days after arbitration has been initiated by the filing of the notice, then he/she shall be selected from the CPR Panel using the CPR Rules.

3.           The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. 1-16.  The arbitration shall occur in Houston, Texas, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

4.           If reasonably possible, arbitration shall be commenced within 30 days of the selection of the arbitrator.  The arbitrator shall render the award not later than 30 days after the last hearing date.

5.           The arbitrator shall bill his or her fees and costs attributable to such binding arbitration in equal shares to the parties and each party shall bear its own attorneys’ fees and/or out-of-pocket costs expended by it.  If any party seeks to modify or overturn all or a portion of the arbitrator’s award and is unsuccessful, then the opposing party shall be awarded all of its reasonable attorneys’ fees incurred in the arbitration.  If it becomes necessary for a prevailing party to secure judicial confirmation of the award and to otherwise undertake legal action to collect an award, then such party shall be entitled to its reasonable attorneys’ fees and all costs for such action.

6.           No Punitive Damages.  No punitive damages are recoverable in the arbitration.  The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover any punitive or exemplary damages with respect to any dispute between them.

8. Severability

In the event that any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful, or unenforceable for any reason, the invalid, unlawful, or unenforceable provision (or portion thereof) shall be construed or modified so as to provide the maximum protection that is valid, lawful, and enforceable, consistent with the intent of Consultant and Company in entering into this Agreement.  If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful, and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.

9.  Notices

Any notice or other communication by one party to the other hereunder shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), or transmitted by facsimile, addressed as follows:

If to Consultant:
Mr. Kirk F. Sprunger
                Address on file with the Company

If to the Company:
Yuma Energy, Inc.
Attn:  Mr. Sam L. Banks
1177 West Loop South, Suite 1825
Houston, Texas  77027

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

CONSULTANT:

____________________________________                                                                           __________________________
        Kirk F. Sprunger                                                                                        Date

YUMA ENERGY, INC.

By:
Title:
Date:

Exhibit A- Description of Consulting Activities

Nature of Services:

Consultant agrees to provide advice, Company history, supervision, oversight, coordination, and review, along with performing projects as requested to assist the Company in the following areas:

●	financial reporting (both internal and external);
●	tax planning and compliance;
●	treasury;
●	transfer of accounting functions from Bakersfield to Houston;
●	accounting policies and procedures;
●	employee stock-based compensation;
●	budgeting and/or analytical analysis;
●	commodity hedging strategy and execution;
●	banking matters;
●	insurance matters;
●	outstanding litigation; and
●	such other matters as requested.

EXHIBIT “B”
Kirk F. Sprunger Release Agreement and Waiver
Dated
December 15, 2015

Austin Chalk Crosby and Addison Projects

Employee has been assigned his contractual overriding royalty interest, subject to proportionate reduction under Articles VI, VII and VIII (“Contractual ORRI”) of the Employment Agreement on the units containing the Crosby 12-1 well and the Crosby 14-1 well.  In addition, Employee will be assigned 25% of his Contractual ORRI on the acreage in any additional designated spacing units (i.e. voluntary, commissioner or by adopted field rule) in the Austin Chalk  Crosby and Addison Projects once the initial well in that spacing unit has been spudded.  Notwithstanding the foregoing and notwithstanding Articles VI, VII and VIII of the Employment Agreement, any proportionate reduction on Employee’s ORRIs in the Addison Project will be pursuant to the terms of the e-mail agreement dated May 3, 2013, attached hereto as Exhibit C. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Employment Agreement.

Amazon 3-D Project

Employee will be assigned the following percentages of his contractual ORRI amount, subject to Articles VI, VII and VIII of the Employment Agreement in the following Prospects once the Prospect is Sold and the initial well has been spudded on such Prospect in the Amazon 3-D Project:

Branco                                       50%

Jaguarundi                                50%*

N. Spider Monkey                   50%*

S. Spider Monkey                    50%*

*With respect to the Jaguarundi, N. Spider Monkey and S. Spider Monkey Prospects, all leases have expired as of November 30, 2015.  Employee will be entitled to assignments of ORRIs on those prospects if and only if, during the six (6) month period following November 30, 2015, Yuma acquires new leases and starts reassembling the leasehold in that Prospect.

Livingston 3-D Project

Employee will be assigned the following percentages of his contractual ORRI amount subject to Articles VI, VII and VIII of the Employment Agreement in the following Prospects once the Prospect is Sold and the initial well has been spudded on such Prospect in the Livingston 3-D Project:

Carlsbad                                    40%

Glacier                                       50%

Joshua                                       40%